UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2020 (June 29, 2020)

PLURISTEM THERAPEUTICS INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-31392	98-0351734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park
Building No. 5
Haifa, Israel	3508409
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 710 7171

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	PSTI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2020, Pluristem Therapeutics Inc., or the Company, held its 2020 Annual Meeting of Stockholders, or the 2020 Annual Meeting. As a result of the voting outcome from the 2020 Annual Meeting, on June 30, 2020, each of Israel Ben-Yoram and Nachum Rosman notified the Company of their decision to resign as members of the Board of Directors, or the Board, effective immediately. At the time of their respective resignations, Mr. Ben-Yoram was an independent director and member of the Audit Committee and Compensation Committee of the Board and Mr. Rosman was an independent director and member of the Audit Committee, Compensation Committee and Nominating Committee of the Board. Messers. Ben-Yoram and Rosman’s resignations as members of the Board also constitute their resignations as members of each of these committees. Messers. Ben-Yoram and Rosman’s resignations were not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On July 1, 2020, the Board determined that Ms. Moria Kwiat is deemed to be an independent board member. In addition, the Board appointed Ms. Kwiat and Isaac Braun to serve on the Audit Committee, determined that Mr. Doron Shorrer is an Audit Committee financial expert and appointed Mr. Braun to serve on the Compensation Committee.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 29, 2020, the Company held its 2020 Annual Meeting. The results of stockholder voting at the 2020 Annual Meeting are set forth below:

Proposal No. 1 — Election of Directors

The stockholders elected the following individuals as directors of the Company to hold office until the next annual meeting of shareholders and until their successors shall have been duly elected and qualified.

Director Name	For	Against	Abstain	Broker Non-Votes
Zami Aberman	8,167,258	361,167	307,042	6,456,332

Israel Ben-Yoram	4,215,733	4,275,971	343,763	6,456,332

Isaac Braun	6,414,658	2,048,654	372,155	6,456,332

Mark Germain	7,469,663	1,007,974	357,830	6,456,332

Moria Kwiat	4,468,602	4,040,858	326,007	6,456,332

Nachum Rosman	4,086,923	4,348,209	403,335	6,456,332

Doron Shorrer	7,507,612	975,853	352,002	6,456,332

Yaky Yanay	8,573,449	108,182	153,836	6,456,332

Proposal No. 2 — Ratification of the selection of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2020.

For	Against	Abstain	Broker Non-Votes
14,974,301	60,480	257,018	N/A

Proposal No. 3 — Approval of an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of common stock.

For	Against	Abstain	Broker Non-Votes
13,454,863	1,643,834	193,102	N/A

The results reported above are final voting results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM THERAPEUTICS INC.

Date: July 1, 2020	By:	/s/ Chen Franco-Yehuda
	Name:	Chen Franco-Yehuda
	Title:	Chief Financial Officer

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